                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         March 31, 1999
                                                 -------------------------------


Garden State Newspapers, Inc.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)



Delaware                                                              22-2675173
--------------------------------------------------------------------------------
(State or other (Commission File Number) (IRS Employer Identification No.) jurisdiction of incorporation)



1560 Broadway, Suite 1450, Denver, CO                                      80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code        (303) 837-0886
                                                     ---------------------------



                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


                                 Amendment No. 1

The Company's current report on Form 8-K dated March 31, 1999, is hereby amended and supplemented as follows.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following Financial Statements and Pro Forma Financial Information are hereby filed as a part of this report.


(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         (1) The audited financial statements of The Sun Company of San Bernardino, California and Subsidiary (The Sun), reported and consolidated financial statements December 27, 1998.

         (2) The audited combined financial statements of Donrey, California as of and for the year ended December 31, 1998, together with Auditor's report.


(b)      PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         (1) Unaudited pro forma consolidated balance sheet as of March 31, 1999.

         (2) Unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 1999 and the year ended June 30, 1998.

                          GARDEN STATE NEWSPAPERS, INC.
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION



On March 31, 1999 (effective April 1, 1999) Garden State, through its wholly owned subsidiary, West Coast MediaNews LLC, formed the California Newspaper Partnership with Donrey Newspapers LLC ("Donrey") and the Sun Company of San Bernardino California ("Gannett"). We contributed Alameda Newspaper Group, comprised of six daily newspapers published in the San Francisco Bay area; San Gabriel Valley Newspapers, which includes three daily newspapers published in the Los Angeles area; and the Times-Standard, a daily newspaper published in Eureka, California; and all the weekly publications published by these daily newspapers in exchange for a 58.8% partnership interest. Donrey contributed ten daily newspapers and two non-daily newspapers, located in California, most of which are located in close proximity to Garden State's California newspaper publications, in exchange for a 28.5% partnership interest. Gannett contributed the San Bernardino County Sun in exchange for a 12.7% partnership interest. The California Newspaper Partnership publishes twenty-one daily newspapers with average daily and Sunday paid circulation of approximately 607,000 approximately 573,000, respectively, at September 30, 1998. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1999, gives effect to the formation of the partnership as if it was effective March 31, 1999.

The accompanying unaudited pro forma consolidated statements of operation for the nine months ended March 31, 1999 and the year ended June 30, 1998, give effect to the California Newspapers Partnership as if it had occurred effective July 1, 1998 and 1997, respectively.

These pro forma statements are not necessarily indicative of the future operations or of the consolidated results of operations had the formation of the partnership actually taken place on July 1, 1997 or July 1, 1998. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto appearing in the Company's Forms 10-K and 10-Q for the periods ended June 30, 1998 and March 31, 1999, respectively.

                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 1999
                                 (IN THOUSANDS)

                         ASSETS                                           The Sun
                                                                          Company
                                                                             of
                                                               As           San          Donrey        Pro Forma
                                                            Reported     Bernardino    California       Note 1         Pro Forma
                                                            --------     ----------    ----------       ------         ---------
CURRENT ASSETS
  Cash and cash equivalents.............................        80,087         $  --         $  --                         $80,087
  Accounts receivable, less allowance
   for doubtful accounts................................        57,641         4,025         5,839              (a)         67,505
  Inventories of newsprint and supplies.................         9,297           894           980              (a)         11,170
  Prepaid expenses and other assets.....................         4,292            90           201              (a)          4,583
                                                              --------      --------      --------                        --------
      TOTAL CURRENT ASSETS..............................       151,317         5,008         7,020                         163,345

PROPERTY, PLANT AND EQUIPMENT
  Land..................................................        16,471         2,974         3,782              (b)         23,227
  Buildings and improvements............................        62,443         8,981         8,808              (b)         80,232
  Machinery and equipment...............................       187,617        34,640        18,745              (b)        241,002
                                                              --------      --------      --------                        --------
      Total Property, Plant and Equipment...............       266,531        46,595        31,335                         344,461
  Less accumulated depreciation and amortization........        75,213            --            --                          75,213
                                                              --------      --------      --------                        --------
      Net Property, Plant and Equipment.................       191,318        46,595        31,335                         269,248

OTHER ASSETS
  Investment in partnerships ...........................        17,411            --            --                          17,411
  Subscriber accounts, net of accumulated
   Amortization.........................................        96,473         1,800        30,280              (b)        128,553
  Excess of cost over fair value of net assets acquired,
   net of accumulated amortization......................       287,196            --            --                         287,196
  Covenants not to compete and other identifiable
   intangible assets, net of accumulated amortization...        15,967            --            --                          15,967
  Other.................................................        13,412            --            --                          13,412
                                                              --------      --------      --------                        --------
      TOTAL OTHER ASSETS................................       430,459         1,800        30,280                         462,539
                                                              --------      --------      --------                        --------
TOTAL ASSETS............................................      $773,094       $53,403       $68,635                        $895,132
                                                              --------      --------      --------                        --------
                                                              --------      --------      --------                        --------


             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 1999
                                 (IN THOUSANDS)

                                                                                The Sun
                                                                                Company
                                                                                   of
                                                                     As           San          Donrey       Pro Forma
                                                                  Reported     Bernardino    California      Note 1     Pro Forma
                                                                  --------     ----------    ----------      ------     ---------
               LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Trade accounts payable......................................      $  2,459      $ 1,199       $   227          (c)       $ 3,885
  Accrued liabilities.........................................        49,743          658         2,397          (c)        52,798
  Unearned income.............................................        14,984        1,217         2,028          (c)        18,228
  Income taxes................................................         1,001           --            --                      1,001
  Current portion of long-term debt...........................         6,184           --            --                      6,184
                                                                    --------      -------       -------                   --------
      TOTAL CURRENT LIABILITIES...............................        74,371        3,073         4,652                     82,096

LONG-TERM DEBT AND CAPITAL LEASE
 OBLIGATION...................................................       651,389           --            --                    651,389
OTHER LIABILITIES.............................................         7,102           --            --                      7,102
DEFERRED INCOME TAXES.........................................        16,289           --                                   16,289
MINORITY INTEREST.............................................            --       50,330        63,983          (d)       114,313
SHAREHOLDER'S EQUITY
  Common stock................................................             1           --            --                          1
  Additional paid in capital..................................        65,984           --            --                     65,984
  Deficit ....................................................       (42,042)          --            --                    (42,042)
                                                                    --------      -------       -------                   --------
    TOTAL SHAREHOLDER'S EQUITY................................        23,943           --            --                     23,943
                                                                    --------      -------       -------                   --------
TOTAL LIABILITIES AND
 SHAREHOLDER'S EQUITY.........................................      $773,094      $53,403       $68,635                   $895,132
                                                                    --------      -------       -------                   --------
                                                                    --------      -------       -------                   --------



            SEE NOTE 1 TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)

                                                      The Sun
                                                      Company
                                                        of                                      Pro
                                          As            San         Donrey       Pro Forma     Forma
                                       Reported     Bernardino    California    Adjustments    Note 2     Pro Forma
                                       --------     ----------    ----------    -----------    ------     ---------
OPERATING REVENUES..............        $398,905       $34,344      $64,579      $    --                  $497,828

COST AND EXPENSES
 Cost of Sales..................         131,454        12,888       18,608       (1,148)     (a), (b)      161,802
 Selling, General
  and Administrative............         178,645        16,119       29,333       (1,177)          (b)      222,920
 Depreciation and
  Amortization..................          31,756         3,051        9,614       (7,127)          (c)       37,294
 Interest Expense...............          40,463            --           --           --                     40,463
 Other (net)....................           7,921            --           --           --                      7,921
                                        --------       -------      -------      -------                   --------
 TOTAL COST AND EXPENSES........         390,239        32,058       57,555       (9,452)                   470,400

MINORITY INTEREST...............              --            --           --       17,268           (d)       17,268
                                        --------       -------      -------      -------                   --------

INCOME BEFORE INCOME TAXES AND
EXTRAORDINARY LOSS..............           8,666         2,286        7,024       (7,816)                    10,160

INCOME TAX BENEFIT
 (EXPENSE)......................          (3,530)         (921)          --          567           (e)       (3,884)

EXTRAORDINARY LOSS..............          (2,154)           --           --           --                     (2,154)
                                        --------       -------      -------      -------                   --------

NET INCOME (LOSS)...............        $  2,982       $ 1,365      $ 7,024      $(7,249)                  $  4,122
                                        --------       -------      -------      -------                   --------
                                        --------       -------      -------      -------                   --------



             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                                 (IN THOUSANDS)

                                                       The Sun
                                                       Company
                                                          of
                                           As            San          Donrey        Pro Forma        Pro Forma
                                        Reported      Bernardino     California     Adjustments        Note 2      Pro Forma
                                        --------      ----------     ----------     -----------        ------      ---------
OPERATING REVENUES..............        $435,421        $44,343        $77,238      $     --                       $557,002

COST AND EXPENSES
 Cost of Sales..................         145,412         16,243         21,486        (1,148)         (a), (b)      181,993
 Selling, General
  and Administrative............         191,894         21,249         34,339        (1,336)              (b)      246,146
 Depreciation and
  Amortization..................          38,857          3,983         12,818        (9,416)              (c)       46,242
 Interest Expense...............          45,311             --             --            --                         45,311
 Other (net)....................          11,384             --                           --                         11,384
                                        --------        -------        -------      --------                       --------
 TOTAL COST AND EXPENSES........         432,858         41,475         68,643       (11,900)                       531,076

GAIN ON SALE OF
 NEWSPAPER PROPERTY.............          31,829             --             --             --                        31,829

MINORITY INTEREST...............              --             --             --         19,985              (d)       19,985
                                        --------        -------        -------      --------                       --------

INCOME BEFORE TAXES.............          34,392          2,868          8,595        (8,085)                        37,770

INCOME TAX BENEFIT
 (EXPENSE)......................         (4,792)         (1,176)            --           705               (e)       (5,263)
                                        --------        -------        -------      --------                       --------

NET INCOME .....................        $ 29,600        $ 1,692        $ 8,595      $ (7,380)                      $ 32,507
                                        --------        -------        -------      --------                       --------
                                        --------        -------        -------      --------                       --------



             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                          GARDEN STATE NEWSPAPERS, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1:           UNAUDITED PRO FORMA BALANCE SHEET

                  The following are pro forma adjustments required to consolidate the assets and liabilities contributed by The Sun Company of San Bernardino and Donrey California, as of March 31, 1999.


         (a) Record the current assets contributed to the California Newspapers Partnership by The Sun Company of San Bernardino and Donrey California as of March 31, 1999.

         (b) Reflects the estimated fair market value of property, plant & equipment and subscriber lists contributed to the California Newspapers Partnership by The Sun Company of San Bernardino and Donrey California.

         (c) Record the current liabilities contributed to the California Newspapers Partnership by The Sun Company of San Bernardino and Donrey California as of March 31, 1999.

         (d) Minority interest liability assumed in conjunction with the California Newspapers partnership.

                          GARDEN STATE NEWSPAPERS, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 2:           UNAUDITED PRO FORMA ADJUSTMENTS, STATEMENT OF OPERATIONS

                  The following are pro forma adjustments to the historical financial statements of The Sun Company of San Bernardino and Donrey California for the nine months ended March 31, 1999 and the fiscal year ended June 30, 1998.

         (a) Adjust newsprint and supplement expenses to reflect the market price of materials.

         (b) Eliminate corporate charges from the parent companies of The Sun Company of San Bernardino and Donrey California.

         (c) Adjust depreciation and amortization expense to reflect the fair market value of the assets contributed to the California Newspapers Partnership and the useful lives assigned to the assets.

         (d) Record the minority interest in the California Newspapers Partnership related to Gannett's and Donrey's ownership interest.


         (e) Adjust income tax expense to reflect the increase in income associated with consolidating the operations of the California Newspapers Partnership with the Company.

          DONREY CALIFORNIA

          COMBINED FINANCIAL STATEMENTS
          AS OF AND FOR THE YEAR ENDED
          DECEMBER 31, 1998
          TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of DR Partners:

We have audited the accompanying combined balance sheet of Donrey California (the newspaper businesses described in Note 1) as of December 31, 1998, and the related combined statements of income, parent company's investment and cash flows for the year then ended. These financial statements are the responsibility of Donrey California's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donrey California as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              Arthur Andersen LLP


Little Rock, Arkansas,
    May 14, 1999.

                                DONREY CALIFORNIA

                             COMBINED BALANCE SHEET

                             AS OF DECEMBER 31, 1998

                                 (in thousands)

                         ASSETS

Current assets:
    Cash                                                               $    666
    Trade and other receivables, net                                      6,883
    Inventories                                                             558
    Prepaid expenses                                                        683
                                                                       --------
                 Total current assets                                     8,790

Property, plant and equipment, net                                       36,025

Intangible assets, net                                                   64,256

Deposits                                                                     76
                                                                       --------
                                                                       $109,147
                                                                       --------

      LIABILITIES AND PARENT COMPANY'S INVESTMENT

Current liabilities:
    Accounts payable                                                   $  1,108
    Accrued expenses                                                      3,689
    Deferred income                                                       1,926
                                                                       --------
                 Total current liabilities                                6,723

Commitments and contingencies (Notes 5 and 9)

Parent company's investment                                             102,424
                                                                       --------
                                                                       $109,147
                                                                       --------
                                                                       --------

             The accompanying notes to combined financial statements
              are an integral part of this combined balance sheet.

                                DONREY CALIFORNIA

                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                 (in thousands)

Revenues:
    Advertising                                                         $57,993
    Circulation                                                          20,176
    Other                                                                 1,393
                                                                        -------
                                                                         79,562
                                                                        -------

Expenses:
    Salaries, wages and employee benefits                                27,582
    Newsprint, ink and other production supplies                          9,083
    Newspaper distribution                                                8,276
    Agency commissions                                                    1,591
    Supplies and postage                                                  1,810
    Occupancy                                                             2,076
    Depreciation and amortization                                        12,818
    Other                                                                 8,111
                                                                        -------
                                                                         71,347
                                                                        -------

Net income                                                              $ 8,215
                                                                        -------
                                                                        -------

             The accompanying notes to combined financial statements
                are an integral part of this combined statement.

                                DONREY CALIFORNIA

                COMBINED STATEMENT OF PARENT COMPANY'S INVESTMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                 (in thousands)


Balance at December 31, 1997                                           $112,432

    Net income                                                            8,215

    Distributions, net                                                  (18,223)
                                                                       --------

Balance at December 31, 1998                                           $102,424
                                                                       --------
                                                                       --------


             The accompanying notes to combined financial statements
                are an integral part of this combined statement.

                                DONREY CALIFORNIA

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                 (in thousands)

Cash flows provided by operating activities:
    Net income                                                                   $  8,215
    Adjustments to reconcile net income to
       net cash provided by operating activities:
          Depreciation and amortization                                            12,818
          Other, net                                                                  229
          Increase (decrease) in cash resulting from changes in assets and liabilities:
                 Trade and other receivables                                          581
                 Inventories                                                          268
                 Other                                                                (99)
                 Accounts payable                                                    (723)
                 Accrued expenses                                                   1,046
                 Deferred income                                                      166
                                                                                 --------
                     Total adjustments                                             14,286
                                                                                 --------

                     Net cash provided by operating activities                     22,501
                                                                                 --------

Cash flows used in investing activities:
    Capital expenditures                                                           (4,186)
                                                                                 --------

Cash flows used in financing activities:
    Distributions to parent company, net                                          (18,223)
                                                                                 --------

Net increase in cash and cash equivalents                                              92

Cash, beginning of year                                                               574
                                                                                 --------

Cash, end of year                                                                $    666
                                                                                 --------
                                                                                 --------

             The accompanying notes to combined financial statements
                are an integral part of this combined statement.

                                DONREY CALIFORNIA

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                             (Dollars in thousands)


1.      ORGANIZATION AND BUSINESS COMBINATIONS:

Donrey California represents the following 12 newspaper businesses of DR Partners (the "Parent," a Nevada general partnership also known as Donrey Media Group): Inland Valley Daily Bulletin, Chico Enterprise-Record, Daily Democrat of Woodland, Ukiah Daily Journal, Orville Mercury Register, Advocate-News of Fort Bragg, Vallejo Times-Herald, Hemet News, Lompoc Record, Daily News of Red Bluff, Redlands Daily Facts and Valley Times of Moreno Valley.

Through a series of transactions effected March 31, 1999, pursuant to agreements with certain other newspaper holding companies, the Parent contributed substantially all of the assets and certain liabilities of Donrey California in the formation of California Newspapers Partnership ("CNP"). In exchange for this contribution, the Parent received a 28.5% interest in CNP, a Delaware general partnership, which will be operated by the majority general partner and its affiliates.

The accompanying combined financial statements include the accounts of these 12 operations. All significant intercompany transactions have been eliminated in combination.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INVENTORIES-

Inventories consist of newsprint, which is valued at the lower of cost (last-in, first-out method ("LIFO")) or market, and materials and supplies, which are valued at the lower of cost (weighted-average method) or market.

PROPERTY, PLANT AND EQUIPMENT-

Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which are as follows:

                                                       Estimated
                                                     Useful Lives
                                                     ------------
        Buildings and improvements                   10-40 years
        Machinery and equipment                       3-10 years

INTANGIBLE ASSETS-

Intangible assets resulted from the acquisition of the Parent by Stephens Group, Inc. and affiliates in 1993. The purchase price for the Parent was allocated to Donrey California based on its operating income relative to the consolidated operating income of the Parent during the fiscal year preceding the acquisition. The excess of the purchase price allocated to Donrey California over net tangible assets acquired was attributed to subscription lists based on a fair value calculation and the excess was assigned to goodwill. Intangible assets are being amortized over the following estimated lives:

                                                 Amortizable
                                                    Lives
                                                 -----------
              Goodwill                            40 years
              Subscription lists                   7 years

DEFERRED INCOME-

Deferred income consists primarily of deferred subscription income. Deferred subscription income represents amounts received from subscribers in advance of newspaper deliveries and is recognized as newspaper revenue over the subscription terms.

INCOME TAXES-

Income tax liabilities, if any, accrue to the partners of the Parent; accordingly, no provision for or liabilities related to income taxes have been reflected in the accompanying combined financial statements.

ALLOCATION OF OVERHEAD COSTS-

Certain management and administrative functions have been performed by the Parent on behalf of Donrey California, including the payment of certain operating expenses and cash management. In connection with the administrative arrangement mentioned above, Donrey California has remitted cash receipts, less necessary operating cash balances, to the Parent. The excess of cash remitted over expenses paid by the Parent has been reflected as distributions in the accompanying combined statement of parent company's investment.

The accompanying statement of income includes expenses totaling $638, representing management's estimate of the costs of providing the management and administrative services referred to above. Although management believes its estimate fairly presents the costs actually expended in support of the Donrey California newspaper businesses, the financial position, results of operations and cash flows reported in the accompanying combined financial statements could differ significantly from those experienced if Donrey California operated autonomously.

USE OF ESTIMATES-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in preparing the accompanying combined financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of these statements. However, actual results may differ from the estimates and assumptions used in preparing the accompanying combined financial statements.

3.      TRADE AND OTHER RECEIVABLES:

Trade and other receivables consisted of the following at December 31, 1998:

        Trade accounts receivable                          $7,075
        Other receivables                                     112
                                                           ------
                                                            7,187
        Allowance for doubtful accounts                      (304)
                                                           ------
                                                           $6,883
                                                           ------
                                                           ------

Donrey California's trade receivables arise primarily from unsecured credit granted to customers for newspaper advertisements. Customers include retail stores, hotels and various other advertisers, including individuals. Management believes that the carrying amounts of these receivables are reasonable estimates of their fair values.

4.      INVENTORIES:

Inventories consisted of the following at December 31, 1998:

        Newsprint                                         $502
        Materials and supplies                              56
                                                          ----
                                                          $558
                                                          ----
                                                          ----

As of December 31, 1998, replacement costs of newsprint exceeded the recorded LIFO costs by approximately $495. During the year ended December 31, 1998, the liquidation of LIFO inventories decreased newsprint expense and, therefore, increased net income by approximately $102.

5.      PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following at December 31, 1998:

        Land                                           $  8,124
        Buildings and improvements                       17,913
        Machinery and equipment                          29,655
                                                       --------
                                                         55,692
        Accumulated depreciation                        (20,315)
                                                       --------
                                                         35,377
        Construction in progress                            648
                                                       --------
                                                       $ 36,025
                                                       --------
                                                       --------

Depreciation expense related to property, plant and equipment totaled approximately $4,992 for the year ended December 31, 1998.

Donrey California estimates an additional $237 will be required for the completion of construction in progress at December 31, 1998.

6.      INTANGIBLE ASSETS:

Intangible assets consisted of the following at December 31, 1998:

        Goodwill                                       $  62,077
        Subscription lists                                43,916
                                                       ---------
                                                         105,993
        Accumulated amortization                         (41,737)
                                                       ---------
                                                       $  64,256
                                                       ---------
                                                       ---------

Amortization expense related to intangibles totaled approximately $7,826 for the year ended December 31, 1998.

7.      ACCRUED EXPENSES:

Accrued expenses consisted of the following at December 31, 1998:

        Payroll, vacation and related accruals         $2,642
        Donrey Retirement Savings Plan contributions      694
        Other                                             353
                                                       ------
                                                       $3,689
                                                       ------
                                                       ------

8. PROFIT-SHARING PLAN:

The Parent maintains a contributory, defined contribution profit-sharing plan (the "Donrey Retirement Savings Plan") covering all employees who were active participants in superseded plans or who have attained the age of 18 and have completed 1,000 hours of service in a 12-month period. Employer contributions to the Donrey Retirement Savings Plan are made at the discretion of the Parent and are allocated to eligible participants' accounts based on their compensation, subject to certain limitations. All eligible employees may also contribute a percentage of their compensation, subject to certain limitations, as a 401(k) contribution. Donrey California's allocation of the Parent's contributions to the Donrey Retirement Savings Plan for the year ended December 31, 1998 totaled $694 and has been included in salaries, wages and employee benefits in the accompanying combined statement of income.

9.      COMMITMENTS AND CONTINGENCIES:

Various suits and claims arising in the ordinary course of business are pending against Donrey California. While the ultimate effect of such actions cannot be ascertained at this time, based on information presently available, consultation with legal counsel and the availability of insurance coverage, it is the opinion of management that resolution of such actions should not have a material effect on operating results or financial condition.

                       THE SUN COMPANY OF SAN BERNARDINO,
                       CALIFORNIA AND SUBSIDIARY (THE SUN)
                             REPORT AND CONSOLIDATED
                              FINANCIAL STATEMENTS
                                DECEMBER 27, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


May 3, 1999


To the Board of Directors and Shareholders of MediaNews Group


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of the San Bernardino County Sun and its subsidiary (the "Company"), a subsidiary of Gannett Co., Inc. ("Gannett"), at December 27, 1998, and the results of their operations and their cash flows for the 52 week period ended December 27, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

On March 31, 1999, the Sun was contributed by Gannett to California Newspapers Partnership in exchange for a partnership interest in California Newspapers Partnership.


PricewaterhouseCoopers LLP

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA AND SUBSIDIARY (THE SUN) CONSOLIDATED BALANCE SHEET (IN THOUSANDS, EXCEPT SHARE DATA)
DECEMBER 27, 1998

ASSETS
Current assets
     Cash                                                               $   135
     Trade receivables, less allowance for
           doubtful receivables of $222                                   4,447
     Inventories                                                          2,361
     Prepaid expenses and other current assets                               85
                                                                        -------
                                                                          7,028

Property, plant and equipment, net                                       51,407
Excess of acquisition cost over the value of
     assets acquired                                                     10,823
                                                                        -------

Total assets                                                            $69,258
                                                                        -------
                                                                        -------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
       Accounts payable                                                 $ 1,178
       Accrued expenses                                                   1,154
       Deferred income                                                      873
                                                                        -------
                  Total liabilities                                       3,205

Commitments and contingencies

Shareholder's Equity
      Common stock, $10 par value: 2,500 shares authorized,
         100 shares issued and outstanding                                    1
      Additional paid-in capital                                         11,394
      Retained earnings                                                  25,512
      Parent Company's investment in The Sun                             29,146
                                                                        -------
         Total shareholder's equity                                      66,053

Total liabilities and shareholder's equity                              $69,258
                                                                        -------
                                                                        -------



   The accompanying notes are an integral part of these financial statements.

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA AND SUBSIDIARY (THE SUN) CONSOLIDATED STATEMENT OF OPERATIONS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 27, 1998

Net operating revenues
     Newspaper advertising                                                        $35,914
     Newspaper circulation                                                          8,807
     Other revenues                                                                   925
                                                                                  -------
                                                                                   45,646
Operating Expenses
     Operating expenses, exclusive of depreciation and amortization                30,822
     Selling, general and administrative expenses, exclusive of depreciation
           and amortization                                                         6,758
     Depreciation and amortization                                                  4,184
     Corporate general and administrative and other intercompany expenses             608
                                                                                  -------
                                                                                   42,372
                                                                                  -------

Income before income taxes                                                          3,274

     Provision for income taxes                                                     1,342
                                                                                  -------

Net Income                                                                          1,932

Retained earnings, beginning of year                                               23,580
                                                                                  -------

Retained earnings, end of year                                                    $25,512
                                                                                  -------
                                                                                  -------


   The accompanying notes are an integral part of these financial statements.

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA AND SUBSIDIARY (THE SUN) CONSOLIDATED STATEMENT OF CASH FLOWS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 27, 1998

Cash flow from operating activities:
   Net income                                                                       $ 1,932
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization 4,184 Changes in operating assets and liabilities:
            Decrease in trade receivables                                               436
            Decrease in inventories                                                     673
            Decrease in prepaid expenses and other current assets                        37
            Decrease in accounts payable                                               (502)
            Increase in accrued expenses and other current liabilities                  201
                                                                                    -------

   Net cash provided by operating activities                                          6,961

Cash flows from investing activities:
   Purchase of property, plant and equipment                                         (1,248)

Cash flow from financing activities:
   Net Funds remitted to Parent Company                                              (5,578)
                                                                                    -------

Net increase in cash                                                                    135

Cash at beginning of year                                                                -
                                                                                    -------

Cash at end of year                                                                 $   135
                                                                                    -------
                                                                                    -------


   The accompanying notes are an integral part of these financial statements.

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA AND SUBSIDIARY (THE SUN) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   DESCRIPTION OF BUSINESS

These financial statements include the operations of The Sun Company of San Bernardino, California and its subsidiary (collectively referred to as "The Sun" or the "company"). The Sun publishes The San Bernardino County Sun, a daily newspaper founded in 1894 and provides related commercial printing services. The Sun is a subsidiary of Gannett Co., Inc. (the "Parent company" or "Gannett"). On March 31, 1999, The San Bernardino County Sun was contributed by Gannett to California Newspapers Partnership, a general partnership incorporated in Delaware, in exchange for a partnership interest.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION: The consolidated financial statements include the accounts of the company and its subsidiary after elimination of all significant intercompany transactions and profits.

FISCAL YEAR: The company's fiscal year ends on the last Sunday of the calendar year. The company's 1998 fiscal year ended on December 27, 1998, and encompassed a 52-week period.

INVENTORIES: Inventories, consisting principally of newsprint, printing ink, plate material and production film for the company's newspaper publishing operations, are valued at the lower of cost (first-in, first-out) or market. Please refer to Note 3 - Related Party Transactions for a discussion of newsprint purchasing.

PROPERTY AND DEPRECIATION: Property, plant and equipment are recorded at cost, and depreciation is provided generally on a straight-line basis over the estimated useful lives of the assets. The principal estimated useful lives are: buildings and improvements, 10 to 40 years; machinery, equipment and fixtures, four to 30 years.

EXCESS OF ACQUISITION COST OVER FAIR VALUE OF ASSETS ACQUIRED: The excess of acquisition cost over the fair value of assets acquired represents the cost of intangible assets at the time the Sun was acquired by the Parent Company in 1969. In accordance with Opinion 17 of the Accounting Principles Board of the American Institute of Certified Public Accountants, the excess acquisition cost is not amortized because it originated prior to October 31, 1970.

INCOME TAXES: The Sun's operating results are included in the consolidated federal income tax return of Gannett; however, the income tax provision is computed at The Sun's effective income tax rate for 1998 of 41%, as if a separate return is filed for The Sun for federal and state income tax purposes. The income tax liability, as well as any deferred tax assets and liabilities, are included in the Parent Company's investment in The Sun.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

CONCENTRATION OF CREDIT RISK: A significant portion of The Sun's trade receivables is due from local and regional businesses in the San Bernardino area.

NOTE 3   RELATED PARTY TRANSACTIONS

Certain corporate general and administrative expenses are allocated through the intercompany account to The Sun by the Parent Company. Such costs consist of corporate management and administrative salaries, and other costs related to corporate overhead. The costs are allocated to The Sun based on its relative revenue amounts compared to the Parent Company's consolidated revenue amounts, which management believes is a reasonable method of allocation. Amounts allocated are not necessarily indicative of the costs that would be required to operate The Sun on a stand-alone basis. All intercompany transactions are included in the Parent Company's investment in The Sun.

In 1998, The Sun provided commercial printing services for USA Today, a daily newspaper owned by Gannett. The California Newspapers Partnership will continue to provide commercial printing services to USA Today at agreed-upon rates.

Excess cash on hand or cash requirements of The Sun are transferred to (from) the Parent company on a regular basis. The Sun does not record interest income (expense) on these amounts. Interest income of the subsidiary of the Parent company of $274,000 is included in other revenues.

Newsprint and certain other items are purchased centrally by Gannett and charged to The Sun.

NOTE 4   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 27, 1998 follows (in thousands):

Land                                                                    $  3,347
Building improvements                                                     26,837
Machinery, equipment and fixtures                                         57,219
Construction in progress                                                     251
                                                                        --------
                                                                          87,654

Less accumulated depreciation and amortization                           (36,247)
                                                                        --------
Net property and equipment                                              $ 51,407
                                                                        --------
                                                                        --------

NOTE 5   COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS: Future minimum annual rental payments under noncancelable operating leases as of December 27, 1998 are as follows (in thousands):

         1999               72
         2000               68
         2001               69
         2002               14
                          ----
                          $223
                          ----
                          ----

Rental expense was approximately $217,000 for 1998.

LITIGATION: The company is a defendant in judicial and administrative proceedings involving matters incidental to its business. The company's management does not believe that any material liability will be imposed as a result of these matters. If the proceedings brought against the company prior to March 31, 1999 result in any liability, they will be settled by the Parent Company.


NOTE 6   EMPLOYEE BENEFIT PLANS

Employees of The Sun are eligible for various retirement plans provided by Gannett, under which substantially all full-time employees are covered. The Gannett Retirement Plan, a defined benefit pension plan, is The Sun's principal retirement plan and covers its eligible employees. Benefits under the Gannett Retirement Plan are based on years of service and final average pay. The Sun's pension cost was approximately $3,000 in 1998. Since The Sun's employees are not specifically identified within the pension fund, the benefit obligation and plan assets related to the Sun are not determinable.

Gannett provides health care and life insurance benefits to certain retired employees. Certain employees of The Sun become eligible for benefits after meeting certain age and service requirements. The cost of providing retiree health care and life insurance benefits is actuarially determined for the consolidated Parent Company and accrued over the service period of the active employee group. The Sun's postretirement benefit cost was approximately $5,000 in 1998.

Most employees of The Sun who are scheduled to work at least 1,000 hours during each year are also eligible to participate in the Gannett 401(k) Savings Plan. Employees may elect to save up to 15% of compensation on a pre-tax basis subject to certain limits. Beginning January 1, 1998, Gannett matched 50% of the first 6% of employer contributions. Expenses allocated by the Parent Company for the 401(K) Savings Plan in 1998 were approximately $213,000, based upon actual participation.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GARDEN STATE NEWSPAPERS, INC.


Date: June 11, 1999                 By:    /S/ JOSEPH J. LODOVIC, IV
                                        --------------------------------------
                                             Joseph J. Lodovic, IV
                                             Executive Vice President,
                                             Chief Financial Officer